UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2006, Medco Health Solutions, Inc. (the “Company”) entered into settlement agreements with the Department of Justice with regard to three matters handled by the U.S. Attorney’s Office for the Eastern District of Pennsylvania. The three settlement agreements do not include any finding or admission of wrongdoing on the part of the Company.

The first matter was a Consolidated Action pending in the Eastern District of Pennsylvania. The Consolidated Action included a government complaint-in-intervention filed in September 2003 and two pending qui tam, or whistleblower, complaints filed in 2000. The complaints alleged violations of the False Claims Act and various other statutes. Additional legal claims were added in an amended complaint-in-intervention filed in December 2003, including a count alleging a violation of the Public Contracts Anti-Kickback Act. This Consolidated Action has been settled for $137.5 million.

The second matter was a qui tam that remains under seal in the Eastern District of Pennsylvania. The U.S. Attorney’s Office had informed the Company that the Complaint alleges violations of the federal False Claims Act, that the Company and other defendants inflated manufacturers’ “best price” to Medicare and Medicaid, and that the Company and other defendants offered and paid kickbacks to third parties to induce the placement on formularies and promotion of certain drugs. This matter has been settled for $9.5 million.

The third matter was an investigation that began with a letter the Company received from the U.S. Attorney’s Office for the Eastern District of Pennsylvania in January 2005 requesting information and representations regarding the Company’s Medicare Part B coordination of benefits recovery program. This matter was settled for $8.0 million.

Contemporaneously with the three above-referenced settlement agreements, the Company entered into a Corporate Integrity Agreement with the Department of Health and Human Services and the Office of Personnel Management. This five-year agreement is designed to ensure that the Company’s compliance program meets certain requirements.

Copies of the agreements are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: October 27, 2006	By:	/s/ David S. Machlowitz
David S. Machlowitz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Releases, dated as of October 23, 2006, entered into by and among the United States of America, acting through the United States Department of Justice, on behalf of the Office of the Inspector General of the Department of Health and Human Services, the Office of Personnel Management, and the Department of Defense TRICARE Management Activity; Medco Health Solutions, Inc.; Diane M. Collins; and relators George Bradford Hunt, Walter William Gauger and Joseph Piacentile.

10.2	Settlement Agreement and Mutual Releases, dated as of October 23, 2006, entered into by and among the United States of America, acting through the United States Department of Justice, on behalf of the Office of the Inspector General of the Department of Health and Human Services and the Office of Personnel Management; Medco Health Solutions, Inc.; and relator Karl S. Schumann.

10.3	Settlement Agreement and Mutual Releases, dated as of October 23, 2006, entered into by and among the United States of America, acting through the United States Department of Justice, on behalf of the Office of the Inspector General of the Department of Health and Human Services and Medco Health Solutions, Inc.

10.4	Corporate Integrity Agreement, dated as of October 23, 2006, between the Office of the Inspector General of the Department of Health and Human Services and the Office of the Inspector General of the Office of Personnel Management and Medco Health Solutions, Inc.